UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2004

PLAINS EXPLORATION &

PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (832) 239-6000

Plains Exploration & Production Company

Table of Contents

Page #
Item 7. Financial Statements and Exhibits	1

Signatures	8

Item 7.    Financial Statements and Exhibits

(b) (1) Proforma Financial Information

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated statements of income for the nine months ended September 30, 2003 and the year ended December 31, 2002 have been prepared based on the historical consolidated statements of income of Plains Exploration & Production Company (“Plains”) and 3TEC Energy Corporation (“3TEC”) under the assumptions set forth in the accompanying footnotes. All of the transactions described below are reflected in the historical consolidated balance sheet of Plains at September 30, 2003.

On July 3, 2002, as provided in a Separation Agreement, Plains Resources Inc. (“Plains Resources”) transferred to Plains (previously known as Stocker Resources L.P.) 100% of the capital stock of Arguello Inc., Plains Illinois, Inc., PMCT, Inc. and Plains Resources International Inc. and all amounts payable to it by Plains and its subsidiary companies. These transactions are referred to as the “reorganization.” As part of the reorganization, Plains was converted into a Delaware corporation on September 18, 2002. The effect of the reorganization is reflected in the Reorganization, Debt Issuance and Spin-off Adjustments in the unaudited pro forma consolidated statement of income for the year ended December 31, 2002.

On July 3, 2002 Plains issued $200.0 million of 8.75% senior subordinated notes due 2012 (the “Initial Notes”) at an issue price of 98.376%. Also on July 3, Plains entered into a $300.0 million revolving credit facility and made initial borrowings of $117.6 million. On July 3, Plains distributed the $195.3 million net proceeds from the Initial Notes and $116.7 million of the initial borrowings under the Plains credit facility to Plains Resources. The effect of these transactions is reflected in the Reorganization, Debt Issuance and Spin-off Adjustments in the unaudited pro forma consolidated statement of income for the year ended December 31, 2002.

On December 18, 2002 Plains Resources distributed all of the issued and outstanding shares of Plains common stock to the holders of Plains Resources common stock on the basis of one share of Plains common stock for every one share of Plains Resources common stock held as of the close of business on December 11, 2002 (the “spin-off”). Prior to the spin-off, Plains Resources made a $47.2 million cash capital contribution to Plains. In addition, prior to the spin-off Plains Resources transferred to Plains certain assets and Plains assumed certain liabilities of Plains Resources, primarily related to land, unproved oil and gas properties, office equipment and pension obligations. The effect of these transactions is reflected in the Reorganization, Debt Issuance and Spin-off Adjustments in the unaudited pro forma consolidated statement of income for the year ended December 31, 2002.

On June 4, 2003 Plains acquired 3TEC for approximately $312.9 million in cash and common stock plus $90.0 million to retire outstanding debt. Under the terms of the agreement 3TEC stockholders received $8.50 in cash and 0.85 shares of our common stock for each share of 3TEC common stock. This transaction has been accounted for using the purchase method of accounting. The effect of this transaction is reflected in the Merger Adjustments in the unaudited pro forma consolidated statements of income.

Plains and a group of lenders have entered into a three-year, $500.0 million senior revolving credit facility with JPMorgan Chase Bank serving as administrative agent. The credit facility provides for a borrowing base of $402.5 million. Additionally, the credit facility contains a $50.0 million sub-limit on letters of credit. To secure borrowings, 100% of the shares of stock of our domestic subsidiaries have been pledged and we gave mortgages covering 80% of the total present value of our domestic oil and gas properties.

On May 30, 2003 Plains issued $75.0 million of 8.75% senior subordinated notes due 2012 (the “new notes”) at an issue price of 106.75%. The pro forma Offering Adjustments reflect the new notes offering and the application of the estimated net proceeds.

The unaudited pro forma consolidated statements of income for the nine months ended September 30, 2003 and the year ended December 31, 2002 assume the Reorganization, Debt Issuance, Spin-off and Merger transactions and the new notes offering occurred on January 1, 2003 and 2002, respectively. We believe the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to such transactions.

The unaudited pro forma consolidated financial statements do not purport to represent what Plains results of operations would have been if such transactions had occurred on such dates. These unaudited pro forma consolidated financial statements should be read in conjunction with the Form 10-Q of Plains for the quarter ended September 30, 2003, the Consolidated Financial Statements of Plains and 3TEC included in Plains Registration Statement on Form S-4 (No. 333-108407) filed August 29, 2003, and Management’s Discussion and Analysis of Financial Condition and Results of Operations of Plains and 3TEC included in such documents.

Plains Exploration & Production Company

Unaudited Pro Forma Condensed Consolidated Statement of Income

for the Nine Months Ended September 30, 2003

(in thousands, except per share data)

	Plains Historical	Offering Adjustments		Plains Pro forma	3TEC Historical(4)	Merger Adjustments		Combined Company Pro forma Adjusted
Revenues
Oil, gas and plant revenues	$203,262	$—		$203,262	$73,664	$(69	)(5)	$276,857
Gain (loss) on sale of properties		—		—	72	(72	)(10)	—
Gain (loss) on derivative fair value		—		—	(22,385)	22,385	(12)	—
Gain (loss) on derivative settlements		—		—	(15,546)	15,546	(12)	—
Other operating revenues	667	—		667	59	(59	)(12)	667

	203,929	—		203,929	35,864	37,731		277,524

Costs and expenses
Production expenses	74,995	—		74,995	13,386	—		88,381
Geological and geophysical	—	—		—	5,023	(5,023	)(10)	—
Dry hole and impairments	—	—		—	2,198	(2,198	)(10)	—
General and administrative	24,695	—		24,695	4,539	(263	)(10)	28,971
						(17,313	)(6)
						11,290	(7)
Depreciation, depletion and						(641	)(8)
amortization	33,083	32	(1)	33,115	18,229	417	(13)	45,097
Accretion of asset retirement obligation	1,906	—		1,906	84	—		1,990

	134,679	32		134,711	43,459	(13,731)		164,439

Income from Operations	69,250	(32)		69,218	(7,595)	51,462		113,085
Other Income (Expense):
						1,336	(8)
Interest expense	(17,130)	(2,408	)(2)	(19,538)	(1,336)	(889	)(9)	(20,427)
Derivative fair value gain (loss)	—	—		—		(22,385	)(12)	(22,385)
Derivative settlement gain (loss)	—	—		—		(15,546	)(12)	(15,546)
Merger costs	—	—		—	(11,108)	11,108	(11)	—
Interest and other income						14	(10)
(expense)	(157)	—		(157)	(14)	59	(12)	(98)

Income Before Income Taxes and Cumulative Effect of Accounting Change	51,963	(2,440)		49,523	(20,053)	25,159		54,629
Income tax benefit (expense)	(22,792)	994	(3)	(21,798)	7,820	(9,900	)(14)	(23,878)

Income Before Cumulative Effect of Accounting Change	$29,171	$(1,446)		$27,725	$(12,233)	$15,259		$30,751

Earnings per share:
Basic	$0.94			$0.89				$0.76
Diluted	$0.93			$0.88				$0.76
Weighted average shares outstanding
Basic	31,029			31,029		9,074	(15)	40,103
Diluted	31,415			31,415		9,074	(15)	40,489

(footnotes on following page)

Offering Adjustments

(1)	Reflects amortization of debt issue costs for the period, on a straight line basis that approximates the interest method, over the life of the 8.75% Notes.
(2)	Reflects interest expense at a rate of 7.71% (net of premium on issuance) for the period on the new notes, assuming that the new notes were issued on January 1, 2003. A 1/8 of 1% change in the interest rate would result in a $39 thousand change in interest expense.
(3)	Reflects the income tax effect of the Offering Adjustments based on Plains’ historical effective income tax rate.

Merger Adjustments

(4)	3TEC’s historical results of operations for the five months ended May 31, 2003.
(5)	Reflects the $0.20 per barrel marketing fee Plains pays to Plains All American Pipeline, L.P.
(6)	Reflects the reversal of 3TEC’s historical DD&A expense related to oil and gas properties.
(7)	Reflects the effect of the merger on DD&A expense on oil and gas properties under the full cost method.
(8)	Reflects the reversal of 3TEC’s amortization of deferred debt issue costs and interest expense with respect to 3TEC’s debt that was retired in the merger.
(9)	Reflects interest expense for the period on $189.2 million of debt incurred in connection with the acquisition net of $1.6 million of capitalized interest. Interest expense is based on an estimated borrowing rate under Old Plains’ senior revolving credit facility (3.1%). Capitalized interest is based on the $61.1 million of purchase price allocated to oil and gas properties not subject to amortization and Plains’ effective average interest rate (6.0% based on pro forma debt). A 1/8 of 1% change in the interest rate would result in a $0.1 million change in interest expense.
(10)	Reflects the reversal of certain 3TEC’s income items that are charged or credited to income under the successful efforts method of accounting that are capitalized under the full cost method of accounting.
(11)	Reflects the reversal of 3TEC expenses related to the merger.
(12)	Reflects the reclassification of certain 3TEC revenue and expense items to conform to the Plains presentation.
(13)	Reflects amortization of estimated debt issue cost for the period, on a straight-line basis that approximates the interest method over the life of the agreement.
(14)	Reflects the adjustment of income tax expense based on a post-merger effective rate for current year earnings of approximately 41%.
(15)	Reflects common shares issued in the merger.

Plains Exploration & Production Company

Unaudited Pro Forma Condensed Consolidated Statement of Income

for the Year Ended December 31, 2002

(in thousands, except per share data)

	Plains Historical	Reorganization, Debt Issuance and Spin-Off Adjustments		Plains Pro forma	Offering Adjustments		Plains Pro forma (Offering)	3TEC Historical	Merger Adjustments		Combined Company Pro forma Adjusted
Revenues
Oil, gas and plant revenues	$188,337	$—		$188,337	$—		$188,337	$103,064	$(166	)(11)	$291,235
Gain (loss) on sale of properties	—	—		—	—		—	(159)	159	(17)	—
Gain (loss) on derivative fair value	—	—		—	—		—	(6,632)	6,632	(18)	—
Gain (loss) on derivative settlements	—	—		—	—		—	(5,644)	5,644	(18)	—
Other operating									(189	)(17)
revenues	226			226	—		226	473	(284	)(18)	226

	188,563	—		188,563	—		188,563	91,102	11,796		291,461

Costs and expenses
Production expenses	78,451	—		78,451	—		78,451	25,326	188	(18)	103,965
Geological and geophysical	—	—		—	—		—	2,683	(2,683	)(17)	—
Dry hole and impairments	—	—		—	—		—	8,918	(8,918	)(17)	—
Surrendered and expired acreage	—	—		—	—		—	860	(860	)(17)	—
General and									(816	)(17)
administrative(7)	15,186	—		15,186	—		15,186	9,970	310	(18)	24,650
									(36,002	)(12)
Depreciation,									24,817	(13)
depletion and		(451	)(2)						(599	)(14)
amortization	30,359	966	(3)	30,874	76	(8)	30,950	37,357	1,000	(16)	57,523

	123,996	515		124,511	76		124,587	85,114	(23,563)		186,138

Income from Operations	64,567	(515)		64,052	(76)		63,976	5,988	35,359		105,323
Other Income (Expense)
Expenses of terminated public equity offering	(2,395)	—		(2,395)	—		(2,395)	—	—		(2,395)
		9,732	(1)
		9,536	(2)
		(19,556	)(4)						3,962	(14)
Interest expense	(19,377)	1,463	(5)	(18,202)	(5,779	)(9)	(23,981)	(3,962)	(2,186	)(15)	(26,167)
Derivative fair value gain (loss)	—	—		—	—		—	—	(6,632	)(18)	(6,632)
Derivative settlement gain (loss)	—	—		—	—		—	—	(5,644	)(18)	(5,644)
Interest and other
income									131	(17)
(expense)	174	—		174	—		174	(629)	782	(18)	458

Income Before Income Taxes	42,969	660		43,629	(5,855)		37,774	1,397	25,772	(18)	64,943
Income tax benefit (expense)	(16,732)	(257	)(6)	(16,989)	2,280	(10)	(14,709)	(45)	(11,223	)(19)	(25,977)

Net Income(21)	$26,237	$403		$26,640	$(3,575)		$23,065	$1,352	$14,549		$38,966

Earnings Per Share(21)
Basic	$1.08			$1.10			$0.95				$0.97
Diluted	$1.08			$1.10			$0.95				$0.97
Weighted Average Shares Outstanding
Basic	24,193			24,193			24,193		16,070	(20)	40,263
Diluted	24,201			24,201			24,201		16,070	(20)	40,271

(footnotes on following page)

Reorganization, Debt Issuance and Spin-off Adjustments

Reorganization

(1)	Reflects the reversal of historical interest expense related to amounts payable to Plains Resources since such amounts payable were contributed to Plains under the terms of the Separation Agreement.

Debt Issuance

(2)	Reflects the reversal of historical amortization of debt issue costs and interest expense.

(3)	Reflects amortization of debt issue costs for the period, on a straight line basis that approximates the interest method, over the life of the 8.75% notes and Plains credit facility.

(4)	Reflects interest expense for the period on the notes ($17.7 million) and the Plains credit facility ($4.3 million). Interest expense with respect to the notes includes $0.2 million of amortization of original issue discount. Interest expense with respect to the Plains credit facility is computed based on Pains’ average borrowing rate under the terms of the agreement (3.1%). A 1/8 of 1% change in the interest rate with respect to the Plains credit facility would result in a $0.1 million change in interest expense. Pro forma amount reflects interest expense after capitalization of $2.4 million.

Spin-off

(5)	Reflects the reversal of interest expense for the period on debt retired in December 2002 using the proceeds from $47.2 million of capital contributions by Plains Resources. Interest expense is based on Plains’ average borrowing rate under the Plains credit facility (3.1%). A 1/8 of 1% change in the interest rate would result in less than a $0.1 million change in interest expense.

Income Taxes

(6)	Reflects the income tax effect of (i) the Reorganization Adjustments ($7.5 million expense); (ii) the Debt Issuance Adjustments ($7.8 million benefit); and (iii) the Spin-off Adjustments ($0.6 million expense) based on Plains historical effective income tax rate.

Stock Appreciation Rights

(7)	When the spin-off occurred, Old Plains employees holding options to acquire Plains Resources common stock received an equal number of stock appreciation rights, or SARs, with respect to Plains common stock. The exercise price of the SARs is based on the relationship between the price of Plains Resources common stock and Plains common stock at the time of the spin-off. With respect to the SARs that were in-the-money at the time of the spin-off, Plains recognized an initial accounting charge of $2.7 million in December 2002 as compensation expense equal to the aggregate in-the-money value of the SARs deemed vested at that time. In addition, Plains recognized a $1.0 million accounting charge to reflect the movement in its common stock price and the vesting deemed to have occurred from the spin-off date to December 31, 2002.

SARs are subject to variable accounting treatment. As a result, at the end of each quarter, the combined company will compare the closing price of Plains common stock to the exercise price of each SAR. To the extent the closing price exceeds the exercise price of each SAR that is vested or for accounting purposes is deemed vested during the incremental period, the combined company will recognize such excess as an accounting charge to the extent such excess had not been recognized in previous quarters. If such excess is less than the extent to which accounting charges had been recognized in previous quarters, the combined company will recognize the difference as income in the quarter. These quarterly charges and income will make the combined company’s results of operations depend, in part on fluctuations in the price of its common stock and could have a material adverse effect on Plains’ results of operations.

Offering Adjustments

(8)	Reflects amortization of debt issue costs for the period, on a straight line basis that approximates the interest method, over the life of the notes.

(9)	Reflects interest expense at a rate of 7.71% (net of premium) for the period on the notes, assuming that the notes were issued on January 1, 2002.

(10)	Reflects the income tax effect of the Offering Adjustments based on Plains’ historical effective income tax rate.

Merger Adjustments

(11)	Reflects the $0.20 per barrel marketing fee Plains pays to Plains All American Pipeline, L.P.

(12)	Reflects the reversal of 3TEC’s historical DD&A expense related to oil and gas properties.

(13)	Reflects the effect of the merger on DD&A expense on oil and gas properties under the full cost method.

(14)	Reflects reversal of 3TEC’s amortization of deferred debt issue costs and interest expense with respect to 3TEC’s debt that will be retired in the merger.

(15)	Reflects interest expense for the period on $189.2 million of debt incurred in connection with the acquisition net of $3.7 million of capitalized interest. Interest expense is based on estimated borrowing rate under the combined company’s senior revolving credit facility (3.1%). Capitalized interest is based on the $61.1 million of purchase price allocated to oil and gas properties not subject to amortization and the combined company’s effective average interest rate (6.0% based on pro forma debt). A 1/8 of 1% change in the interest rate would result in a $0.2 million change in interest expense.

(16)	Reflects amortization of estimated debt issue cost for the period, on a straight-line basis that approximates the interest method over the life of the agreement.

(17)	Reflects the reversal of certain 3TEC income items that are charged or credited to income under the successful efforts method of accounting that are capitalized under the full cost method of accounting.

(18)	Reflects the reclassification of certain 3TEC revenue and expense items to conform to the Plains presentation.

(19)	Reflects the adjustment of income tax expense to a post-merger effective rate of 40.0%.

(20)	Reflects common shares issued in the merger.

Asset Retirement Obligations

(21)	Effective January 1, 2003, Plains and 3TEC adopted Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”). If SFAS 143 had been applied effective January 1, 2002, the combined company’s pro forma adjusted net income and diluted earnings per share would have been $39.7 million and $0.99, respectively.

Prior to the merger, 3TEC held certain derivative instruments that had not been qualified for hedge accounting under the provisions of SFAS 133. Accordingly, unrealized gains and losses with respect to such derivatives were recognized currently in 3TEC’s results of operations and are reflected in this manner in the proforma information presented above. Unrealized losses included in 3TEC’s results of operations totaled $22.4 ($13.2 million after tax) million for the nine months ended September 30, 2003 and $6.6 million ($3.9 million after tax) for the year ended December 31, 2002. At the time of the merger such derivative instruments were assigned to us and were qualified for hedge accounting in accordance with the provisions of SFAS 133. If such derivative instruments had been qualified for hedge accounting by 3TEC, proforma income before cumulative effect of accounting change would have been $44.0 million ($1.10 per basic share and $1.08 per diluted share) for the nine months ended September 30, 2003 and net income would have been $42.9 million ($1.07 per basic and diluted share) for the year ended December 31, 2002.

Plains Exploration & Production Company

Pro Forma Reserve Data

	Plains	3TEC	Combined Company Pro forma Adjusted
Estimated Quantities of Oil & Gas Reserves at December 31, 2002
Proved Reserves
Oil (MBbl)	240,161	6,208	246,369
Gas (MMcf)	77,154	259,026	336,180
Proved Developed Reserves
Oil (MBbl)	127,415	5,546	132,961
Gas (MMcf)	53,317	205,301	258,618
Standardized Measure of Discounted Future Net Cash Flows at December 31, 2002 (in thousands)
Future cash inflows	$6,819,645	$1,285,657	$8,105,302
Future development costs	(431,841)	(53,127)	(484,968)
Future production expense	(2,528,065)	(284,860)	(2,812,925)
Future income tax expense	(1,446,528)	(277,372)	(1,723,900)

Future net cash flows	2,413,211	670,298	3,083,509
Discounted at 10% per year	(1,529,704)	(320,858)	(1,850,562)

Standardized measure of discounted future net cash flows	$883,507	$349,440	$1,232,947

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

/s/ CYNTHIA A. FEEBACK
Cynthia A. Feeback Senior Vice President—Accounting and Treasurer

Date:    January 20, 2004